Exhibit No. 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33−33520 on Form S−8, Post−Effective Amendment 1 to Registration Statement No. 33−38349 on Form S−3, Registration Statement No. 333−70332 on Form S−8, Post−Effective Amendment 1 to Registration Statement No. 333−47910 on Form S−3, Registration Statement No. 333−52328 on Form S−8, Registration Statement No. 333−78157 on Form S−4, Registration Statement No. 333−48164 on Form S−8, Registration Statement No. 333-114237 on Form S-3, Registration Statement No. 333-104951 on Form S-8, Registration Statement No. 333-104952 on Form S-8, Registration Statement No. 333-132879 on Form S-3, Registration Statement No. 333-132879-01 on Form S-3, Registration Statement No. 333-132879-02 on Form S-3 and Registration Statement No. 333-132879-03 on Form S-3 of our reports dated February 28, 2008 relating to the consolidated financial statements and consolidated financial statement schedule of Progress Energy, Inc. (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of new accounting principles in 2007 and 2006) and the effectiveness of Progress Energy, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10−K of Progress Energy, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 28, 2008